UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2009

THE AMACORE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27889	59-3206480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Maitland Promenade 1, 485 North Keller Road, Suite 450, Maitland, Florida	32751
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (407) 805-8900

_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Forward-Looking Statements

Information contained in this Current Report on Form 8-K of The Amacore Group, Inc., a Delaware corporation (the “Company”), other than historical information, may be considered “forward-looking statements” that are subject to risks and uncertainties.  In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words.  These statements are only predictions.  One should not place undue reliance on these forward-looking statements.  The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made.  The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account information currently available to the Company.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 31, 2009, not all of which are known to the Company.  If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.  The Company will update this forward-looking information only to the extent required under applicable securities laws.  Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

Item 1.01.                      Entry into a Material Definitive Agreement.

On May 28, 2009, the Company entered into an oral agreement with Vicis Capital Master Fund (“Vicis”), its majority stockholder, to sell Vicis $4.5 million worth of a newly designated class of convertible preferred stock (the “Preferred Stock”).  The Company anticipates that the Preferred Stock will be convertible into shares of the Company’s Class A Common Stock, par value $0.001 per share, at $0.01 per share.  The funds were received from Vicis on May 28, 2009, however, a Preferred Stock purchase agreement and other related transaction documents (the “Transaction Documents”) are in the process of being negotiated with Vicis and, accordingly, have not been executed at this time.  The shares of Preferred Stock will be issued to Vicis upon the execution of the Transaction Documents.

Item 3.02                      Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMACORE GROUP, INC.

Date: June 3, 2009	By: /s/ Jay Shafer
Name: Jay Shafer
Title: Chief Executive Officer and Director